UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 5, 2023

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37769	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street, Floor 3 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares, no par value per share	VBIV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 5, 2023, VBI Vaccines Inc. (the “Company”) entered into (i) a Collaboration and License Agreement, (ii) an Amended & Restated Collaboration and License Agreement, (iii) a Supply Agreement, (iv) a Letter Agreement and (v) a Stock Purchase Agreement with Brii Biosciences Limited, an exempted company organized under the laws of the Cayman Islands (“Brii Bio”).

Collaboration and License Agreement

On July 5, 2023, the Company and Brii Bio entered into a Collaboration and License Agreement (the “Collaboration Agreement”), pursuant to which, among other things, subject to the terms and conditions set forth in the Collaboration Agreement, the Company and Brii Bio agreed to collaborate on the further development of PreHevbri, a three antigen vaccine for use in the field of the prevention of Hepatitis B in the licensed territory (“PreHevbri” or “Licensed Product”), which consists of the Asia Pacific region other than Japan (the “PreHevbri Licensed Territory”). In addition, the Company granted Brii Bio an exclusive royalty-bearing license, with the right to grant sublicenses through multiple tiers in accordance with the terms of the Collaboration Agreement, for Brii Bio, its affiliates and sublicensees to, among other things,: (I) perform, or have performed, studies and regulatory and other activities as may be required to obtain and maintain marketing approval of PreHevbri in the PreHevbri Licensed Territory, and (II) research, develop, make, have made, distribute, use, sell, offer for sale, have sold, import, export or otherwise commercialize PreHevbri in the field of the prevention of Hepatitis B in the PreHevbri Licensed Territory.

Further, pursuant to the Collaboration Agreement, Brii Bio agreed to, among other things: (i) use commercially reasonable efforts to obtain and maintain marketing approval for PreHevbri in the PreHevbri Licensed Territory, and (ii) bear 100% of all costs and expenses relating to requesting and maintaining marketing approval for PreHevbri in the PreHevbri Licensed Territory. The Company will supply quantities of PreHevbri for use by Brii Bio in the commercialization of PreHevbri and in the conduct of clinical trials in the PreHevbri Licensed Territory, either itself or through a secondary manufacturer, in accordance with the terms and conditions set forth in the Supply Agreement. The Company agreed to: (i) provide assistance, facilitation, and support including providing all documents and data reasonably requested by Brii Bio in a timely manner and at Brii Bio’s cost to obtain and maintain marketing approvals in the PreHevbri Licensed Territory and the applicable product importation licenses, (ii) provide Brii Bio copies of any communications received from or sent to any regulatory authority in the PreHevbri Licensed Territory regarding clinical trials, marketing approvals, or PreHevbri or the Licensed Products, and (iii) transfer to Brii Bio the currently existing global safety database for PreHevbri or the Licensed Products for the PreHevbri Licensed Territory.

The initial consideration of the Collaboration Agreement consisted of a $2,000,000 non-refundable upfront payment. In addition, the Company is also eligible to receive up to an additional $195 million in potential regulatory and sales milestone payments, along with up to double-digit royalties on commercial sales in the PreHevbri Licensed Territory.

The Collaboration Agreement will be in effect on a region-by-region and Licensed Product-by-Licensed Product basis until the last-to-expire of the latest of the following terms in each region of the Licensed Territory: (i) 10 years from the date of first commercial sale of such Licensed Product in the applicable region or (ii) termination or expiration of the Company’s obligation to pay third party royalties with respect to sales of such Licensed Product in such region. Upon expiration (but not an earlier termination) of the Collaboration Agreement in each region of the Licensed Territory, the Company will grant Brii Bio a perpetual, non-exclusive, fully paid-up, royalty free license under the Company’s technology related to the licensed compounds or Licensed Products pursuant to the Collaboration Agreement in such region to make and sell Licensed Products for the field of the prevention of Hepatitis B in such region.

Each party may terminate the Collaboration Agreement upon a material breach of the Collaboration Agreement which has not been cured within 60 days (or 30 days for a breach payment obligations) after notice from the terminating party requesting cure of the breach, or upon bankruptcy or insolvency, either voluntary or involuntary, dissolution or liquidation of a party. In addition, Brii Bio may terminate the Collaboration Agreement either with respect to a region or in its entirety, without cause, upon 180 days’ written notice or, if a Data and Safety Monitoring Board or any regulatory authority in the PreHevbri Licensed Territory imposes a clinical hold on any clinical trial for a Licensed Product for six consecutive months, immediately upon notice. The Company may terminate the Collaboration Agreement immediately upon written notice, if Brii Bio or its affiliates, distributor or sublicensees directly, or indirectly through any third party, commences any interference or opposition proceeding with respect to, challenges the validity or enforceability of, or opposes any extension of or the grant of a supplementary protection certificate with respect to, any patents owned or controlled by the Company claiming the composition or the method of making or using licensed compounds or Licensed Products, or are otherwise necessary or useful to research, develop, make, or otherwise commercialize the licensed compounds or Licensed Products.

The Collaboration Agreement also contains mutual representation and warranties, confidentiality and indemnification provisions customary for transactions of this nature.

Amended & Restated Collaboration and License Agreement

As previously disclosed, on December 4, 2018, the Company and Brii Bio entered into a Collaboration and License Agreement (the “Original Collaboration Agreement”), pursuant to which the Company and Brii Bio agreed to collaborate on the development of a Hepatitis B recombinant protein-based immunotherapeutic in the licensed territory, which consists of China, Hong Kong, Taiwan, and Macau (collectively, the “VBI-2601 Licensed Territory”).

On July 5, 2023, the Company and Brii Bio agreed to amend and restate the Original Collaboration Agreement (the “A&R Collaboration Agreement”), to, among other things, subject to the terms and conditions set forth in the A&R Collaboration Agreement, expand the VBI-2601 Licensed Territory to the entire world (the “New Licensed Territory”) for Brii Bio’s exclusive rights and licenses to make, have made, use, sell, offer for sale, and import VBI-2601 (“VBI-2601 Licensed Product”).

Pursuant to the A&R Collaboration Agreement, the Company granted Brii Bio an exclusive royalty-bearing license, with the right to grant sublicenses through multiple tiers, to (i) perform studies, regulatory and other activities, as may be required to obtain and maintain marketing approval of the VBI-2601 Licensed Products in the New Licensed Territory; and (ii) research, develop, make, have made, distribute, use, sell, offer for sale, have sold, import, export or otherwise commercialize the VBI-2601 Licensed Products for the field of the diagnosis and treatment of Hepatitis B in the New Licensed Territory. Except for the rights and licenses expressly granted in the A&R Collaboration Agreement, the Company and Brii Bio retained all rights under their respective intellectual property.

Further, pursuant to the A&R Collaboration Agreement, Brii Bio agreed to, among other things: (i) use commercially reasonable efforts to obtain and maintain marketing approval for at least one (1) Licensed Product in at least the US and Greater China, and (ii) bear 100% of all costs and expenses relating to requesting and maintaining marketing approval for the VBI-2601 Licensed Products in the New Licensed Territory. The Company will supply quantities of VBI-2601 Licensed Products for use by Brii Bio in the commercialization of VBI-2601 Licensed Products and in the conduct of clinical trials in the New Licensed Territory, either itself or through a secondary manufacturer, in accordance with the terms and conditions set forth in the Supply Agreement. The Company agreed to: (i) provide assistance, facilitation and support including providing all documents and data reasonably requested by Brii Bio in a timely manner and at Brii Bio’s cost to obtain and maintain marketing approvals in the New Licensed Territory and the applicable product importation licenses, (ii) provide Brii Bio copies of any communications received from or sent to any regulatory authority in the New Licensed Territory regarding clinical trials, marketing approvals, or the VBI-2601 Licensed Products, and (iii) transfer to Brii Bio the currently existing global safety database for the VBI-2601 Licensed Products.

The initial consideration of the A&R Collaboration Agreement consisted of a $5,000,000 non-refundable upfront payment. In addition, the Company is also eligible to receive up to an additional $226 million in potential regulatory and net sales milestone payments, along with up to double-digit royalties on commercial sales in the New Licensed Territory.

The A&R Collaboration Agreement will be in effect on a region-by-region basis until the last-to-expire of the latest of the following terms in each region of the New Licensed Territory: (i) expiration, invalidation or lapse of the last Company patent claiming such VBI-2601 Licensed Product, (ii) 10 years from the date of first commercial sale of such VBI-2601 Licensed Product in the applicable region, or (iii) termination or expiration of the Company’s obligation to pay third party royalties with respect to sales of such VBI-2601 Licensed Product in such region. Upon expiration (but not an earlier termination) of the Collaboration Agreement in each region of the New Licensed Territory, the Company will grant Brii Bio a perpetual, non-exclusive, fully paid-up, royalty free license under the Company’s technology related to the licensed compounds or VBi-2601 Licensed Products pursuant to the A&R Collaboration Agreement in such region to make and sell VBI-2601 Licensed Products for the field of the diagnosis and treatment of Hepatitis B in such region.

Each party may terminate the A&R Collaboration Agreement upon a material breach of the A&R Collaboration Agreement which has not been cured within 60 days (or 30 days for a breach payment obligations) after notice from the terminating party requesting cure of the breach, or upon bankruptcy or insolvency, either voluntary or involuntary, dissolution or liquidation of a party. In addition, Brii Bio may terminate the A&R Collaboration Agreement either with respect to a region or in its entirety, without cause, upon 180 days’ written notice or, if a Data and Safety Monitoring Board or any regulatory authority in the New Licensed Territory imposes a clinical hold on any clinical trial for a VBI-2601 Licensed Product for six consecutive months, immediately upon notice. The Company may terminate the A&R Collaboration Agreement immediately upon written notice, if Brii Bio or its affiliates, distributor or sublicensees directly, or indirectly through any third party, commences any interference or opposition proceeding with respect to, challenges the validity or enforceability of, or opposes any extension of or the grant of a supplementary protection certificate with respect to, any patents owned or controlled by the Company claiming the composition or the method of making or using licensed compounds or VBI-2601 Licensed Products, or are otherwise necessary or useful to research, develop, make, or otherwise commercialize the licensed compounds or VBI-2601 Licensed Products.

The A&R Collaboration Agreement also contains mutual representation and warranties, confidentiality and indemnification provisions customary for transactions of this nature.

Supply Agreement

On July 5, 2023, in connection with the Collaboration Agreement and the A&R Collaboration Agreement (collectively, the “Collaboration Agreements”), the Company and Brii Bio entered into a Supply Agreement (the “Supply Agreement”) pursuant to which the Company agreed to manufacture and supply a furnished VBI-2601 Licensed Product or PreHevbri (collectively, the “Products”) to Brii Bio in accordance with the Collaboration Agreements. If the Company achieves a qualified underwritten public offering of Common Shares of the Company, subject to a minimum gross proceeds requirement, within 90 days of effective date of the Supply Agreement, Brii Bio has agreed to pay the Company $5,000,000 as an advance payment for the clinical and commercial manufacture and supply of the Products and any related expenditures. Pursuant to the Supply Agreement, the Company agreed to manufacture the Products exclusively for Brii Bio in the applicable licensed territory.

Amendment to Loan Agreement

As previously disclosed, the Company and its subsidiary Variation Biotechnologies Inc., a Canadian federal corporation, as borrowers, entered into a Loan and Guaranty Agreement dated as of May 22, 2020, as amended by the first amendment, dated as of May 17, 2021 and that second amendment, dated as of September 14, 2022, and as such agreement may be amended from time to time in the future (collectively, the “Loan Agreement”) with K2 HealthVentures LLC (“K2HV”) and any other lenders party thereto from time to time (collectively, the “Loan Parties”) with the obligations under the Loan Agreement secured on a senior basis by a lien on substantially all of the assets of the Company and its subsidiaries.

On July 5, 2023, the Loan Parties entered into (i) an amendment (the “Third Amendment”) to the Loan Agreement and (ii) an amendment to the Pledge and Security Agreement dated May 22, 2020, by and among the Company, VBI Vaccines (Delaware) Inc., a Delaware corporation, Variation Biotechnologies (US) Inc., a Delaware corporation, K2HV, and Ankura Trust Company, LLC, as collateral trustee for the lenders, pursuant to which the parties have agreed to permit the Collaboration Agreements, the Supply Agreement, and the Letter Agreement (as defined below). Pursuant to the Third Amendment, any breach of default by the Company under the Collaboration Agreements will cross default the Third Amendment. In addition, the Company granted to K2VH a security interest in, all of its respective right, title and interest in and to substantially all of the Company’s intellectual property.

Letter Agreement

On July 5, 2023 in connection with the Collaboration Agreements, the Supply Agreement, and the Loan Agreement, the Company, Brii Bio and SciVac Ltd., an Israeli corporation and a subsidiary of the Company, entered into a Letter Agreement (the “Letter Agreement”) pursuant to which the Company agreed, at any time the Company has less than $50 million of consolidated cash-on-hand available to fund ongoing operating activities (“Available Operating Cash”), to provide Brii Bio (A) within 30 business days of each calendar month, a calculation in reasonable detail of Company’s Available Operating Cash and (B) (i) copies of all manufacturing information, financial statements, notices and other related materials that it provides to its board of directors, (ii) at Brii Bio’s discretion, monthly or quarterly calls with Brii Bio’s CEO, CFO, and CTO, as necessary, (iii) copies of all notices of default, acceleration or the exercise of rights or remedies received or delivered by the Company under the Loan Agreement, and (iv) specified notice materials.

Pursuant to the Letter Agreement, the Company also granted to Brii Bio a security interest, subject to a Subordination Agreement between Brii Bio and K2HV, in, all of its respective right, title and interest in and to all intellectual property, know-how, and licenses to the extent related to PreHevbri and VBI-2601, and all proceeds of the foregoing (collectively, the “Collateral”), in order to secure performance of all of the Company’s obligations under the Collaboration Agreements, the Supply Agreement, and the Loan Agreement.

Brii Bio has agreed to release its lien in the Collateral, or the applicable portion thereof, upon (i) a merger, consolidation, or sale of all or substantially all the assets of the Company (including the Collateral) or a disposition of all or any part of the Collateral and, in each case, the acquiror is not an affiliate of the Company and assumes all of the Company’s obligations under the applicable collaboration agreement(s) and, to the extent applicable, the Collaboration Agreements, to the extent K2HV releases its liens thereon (except in such case if K2HV continues to be a holder of secured obligations to the purchaser or successor in such transaction), (ii) the Company’s debt and other obligations under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), including all principal, accrued interest and fees and final payment, are paid in full (other than through a refinancing by a new lender(s)), (iii) with respect to PreHevbri, K2HV releases its lien in all or a part of the common Collateral in order to permit the Company to enter into an out-license to or other strategic transaction with a person that is not an affiliate of the Company and involving a region not subject to Brii Bio’s PreHevbri license agreement (as and to the extent then in effect), (iv) in the event of termination of the Collaboration Agreements.

Stock Purchase Agreement

On July 5, 2023, the Company entered into a Stock Purchase Agreement (the “SPA”) with Brii Bio, pursuant to which, subject to a minimum gross proceeds requirement, the Company will sell to Brii Bio common shares of the Company, no par value per share (the “Common Shares”), for an aggregate purchase price of $3,000,000 (the “Transaction”). The Transaction is contingent upon the closing of a concurrent underwritten public offering for aggregate gross proceeds of at least $5,000,000.

The SPA contains representations and warranties of the Company and Brii Bio that are typical for transactions of this type. The SPA also contains covenants on the part of the Company that are typical for transactions of this type.

The foregoing summary of the SPA is not complete and is qualified in its entirety by reference to the full text of the SPA attached hereto as Exhibit 10.1, to this Report.

The Company and Brii Bio have also agreed that if the consummation of the underwritten public offering has not occurred on or prior to July 11, 2023, either party shall have the right to revoke their signatures from each of the Collaboration Agreements, the Supply Agreement, and the Letter Agreements, and such revocation shall be deemed as if the agreements are null and void and as though they had never been made or entered into, and neither party will have any liability to the other under either the Collaboration Agreements and the Supply Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Report in relation to the Shares is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information required by this Item 3.03 is contained in Item 1.01 and is incorporated by reference herein.

Item 8.01 Other Events.

On July 5, 2023, the Company issued a press release announcing its entry into the Collaboration Agreements, the Supply Agreement, the Letter Agreement, the SPA, and the Third Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement dated July 5, 2023 between the Company and Brii Biosciences Limited
99.1	Press Release dated July 5, 2023 (furnished pursuant to Item 7.01)
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI Vaccines Inc.

Date: July 5, 2023	By:	/s/ Jeffrey R. Baxter
Jeffrey R. Baxter
President and Chief Executive Officer